                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

                                     RETIX
             (Exact name of Registrant as specified in its charter)


       CALIFORNIA                                       95-3948704
(State of incorporation)                    (I.R.S. Employer Identification No.)


                         4640 ADMIRALTY WAY, SUITE 600
                         MARINA DEL REY, CA  90292-6695
                    (Address of principal executive offices)
                            _______________________


                             1998 STOCK OPTION PLAN
                            (Full title of the Plan)
                            _______________________

                                  Bruce Brown
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                     RETIX
                         4640 ADMIRALTY WAY, SUITE 600
                         MARINA DEL REY, CA  90292-6695
                                 (310) 828-3400
(Name, address and telephone number, including area code, of agent for service)
                            _______________________
                                    Copy to:

                                ELIAS J. BLAWIE
                               MARK L. SILVERMAN
                               Venture Law Group
                           A Professional Corporation
                              2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (415) 854-4488

                               Page 1 of 7 Pages
                            Exhibit Index on Page 7

              (Calculation of Registration Fee on following page)

-----------------------------------------------------------------------------------------------------------
                                    CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
                                                            Proposed         Proposed
                                        Maximum Amount       Maximum         Maximum        Amount of
                                            to be           Offering        Aggregate      Registration Fee
Title of Securities to be Registered    Registered(1)       Price Per     Offering Price
                                                              Share
------------------------------------------------------------------------------------------------------------
1998 STOCK OPTION PLAN
 Common Stock,
 $0.01 par value....................    1,787,391 Shares      $1.00 (2)     $ 1,787,391
 Common Stock,
 $0.01 par value....................      775,046 Shares      $2.50 (2)     $ 1,937,615
 Common Stock,
 $0.01 par value....................      469,976 Shares      $2.81 (2)     $ 1,320,632.50
 Common Stock,
 $0.01 par value....................       98,200 Shares      $4.30 (2)     $   422,260
 Common Stock,
 $0.01 par value....................      167,000 Shares      $4.65 (2)     $   776,550
 Common Stock,
 $0.01 par value....................      799,256 Shares      $5.00 (2)     $ 3,996,280
 Common Stock,
 $0.01 par value....................      272,900 Shares      $6.00 (2)     $ 1,637,400
 Common Stock,
 $0.01 par value....................      830,231 Shares(3) $ 4.6875(4)     $ 3,891,707.80
          TOTAL                         5,200,000 Shares                    $15,769,836        $4,652.10
-------------------------------------------


_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1998 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computation based on the exercise price of Vertel Corporation ("Vertel") options to purchase Vertel Common Stock previously issued and exchanged for Retix options to purchase Retix Common Stock at an exchange ratio of 1.26 shares of Retix Common Stock per share of Vertel Common Stock.

(3) Shares remaining available for future issuance under the 1998 Stock Option Plan.

(4) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:
      ----------

     (a) The Registrant's Annual Report filed on Form 10-K for fiscal year ended December 31, 1997 pursuant to Section 13(a) or 15(d) pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b)  Not Applicable.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A12G filed with the Commission under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on
                                                              ------------
April 30, 1997, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   DESCRIPTION OF SECURITIES.  Not applicable.
          -------------------------

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

          Certain of the attorneys at Venture Law Group, Company's counsel, hold options to purchase 95,000 shares of Common Stock of the Company.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

          The Registrant's Articles of Incorporation reduce the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under California law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the California General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.      EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.
             -----------------------------------------------------

Item 8.   EXHIBITS.
          --------

Exhibit
Number
-------
 5.1       Opinion of Venture Law Group, a Professional Corporation.
23.1       Consent of Venture Law Group, a Professional Corporation
             (included in Exhibit 5.1).
23.2       Consent of Independent Auditors.
24.1       Powers of Attorney (see p. 6).

_______________

Item 9.                         UNDERTAKINGS.
                                ------------

          The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            [Signature Pages Follow]

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Retix a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on this 2nd day of April, 1998.


                                       RETIX


                                        By:  /s/ Bruce Brown
                                             ----------------------------------
                                                 Bruce Brown
                                         President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce Brown and James Brill, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                  Date
-------------------------------------   --------------------------------------------   --------------------------
/s/ Bruce Brown                         President, Chief Executive Officer and               March 31, 1998
-------------------------------------   Director
Bruce Brown

/s/ James Brill                         Vice President of Finance and                        March 31, 1998
-------------------------------------   Administration and Chief Financial Officer
James Brill

/s /Jeffrey M. Drazan                   Director                                             March 31, 1998
-------------------------------------
Jeffrey M. Drazan

/s/ Ralph Ungermann                     Director                                             March 31, 1998
-------------------------------------
Neil J. Hynes

/s/ Craig W. Johnson                    Director                                             March 31, 1998
-------------------------------------
Craig W. Johnson

/s/ Joe Stephan                         Director                                             March 31, 1998
-------------------------------------
Joe Stephan

/s/ Gilbert Williamson                  Director                                             March 31, 198
-------------------------------------
Gilbert Williamson

                               INDEX TO EXHIBITS


Exhibit
Number
-------
 5.1          Opinion of Venture Law Group, a Professional Corporation
23.1          Consent of Venture Law Group, a Professional Corporation
                (included in Exhibit 5.1).
23.2          Consent of Independent Auditors.
24.1          Powers of Attorney (see p. 6).